Bierwolf, Nilson & Associates
A Partnership of        Certified Public Accountants
Professional              1453 South Major street    Nephi J. Bierwolf, CPA
Corporations             Salt Lake City, Utah 84115        Troy Nilson, CPA
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May 25, 2004

Securities and Exchange Commission
Washington, DC 20549

Re: Applewood's Restaurants, Inc.

Gentlemen:

We have read Item 4 "CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS" contained in Applewood's Restaurants, Inc.'s 8-K/A and are in agreement with the statements contained therein, as they relate to our firm.



Very truly yours,


/S/ Bierwolf, Nilson & Associates
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Bierwolf, Nilson & Associates
Salt Lake City, Utah